Exhibit 14

CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Independent Auditors" and to the use of our reports on Dreyfus Premier Manager Funds I dated December 5, 2003, which are incorporated by reference in this Registration Statement on Form N-14 of Dreyfus Premier Manager Funds I.

ERNST & YOUNG LLP

New York, New York
December 11, 2003

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Form N-14 filing under the Securities Act of 1933, of our reports dated May 9, 2003, appearing in the annual reports to shareholders of The Bear Stearns Funds for the fiscal year ended March 31, 2003, relating to The Bear Stearns Funds, comprising S&P STARS Portfolio, S&P STARS Opportunities Portfolio, The Insiders Select Fund, Intrinsic Value Portfolio, Small Cap Value Portfolio, Alpha Growth Portfolio, International Equity Portfolio, and Prime Money Market Portfolio, to the references to us under the headings "Independent Auditors" and "Financial Statements and Experts" in each Summary and "4. Representations and Warranties" and "6. Conditions Precedent to Obligations of the Successor Fund" in each Exhibit A and the headings "4. Representations and Warranties" and "6. Conditions Precedent to Obligations of the Acquiring Fund" in Exhibit B, which are part of such filing.

DELOITTE & TOUCHE LLP

Philadelphia, Pennsylvania
December 9, 2003